SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                               December 31, 2000
                               -----------------
                Date of Report (Date of earliest event reported)


                                ESYNCH CORPORATION
                                ------------------
             (Exact name of Registrant as specified in its charter)


        Delaware                   0-26790            87-0461856
        --------                   -------            ----------
    (State or other       (Commission File Number)  (IRS Employer
    jurisdiction of                                 Identification
     Incorporation)                                       No.)


                               15502 Mosher Avenue
                                Tustin, CA 92780
                            ------------------------
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (714) 258-1900
                                 --------------
              (Registrant's telephone number, including area code)


                                 Not applicable
                                ----------------
             (Former name or address, if changed since last report.)


Item 5.  Other Events

     On March 98, 2001, eSynch Corporation reported its consolidated financial statements as of December 31, 2000 and 1999 and for each of the two years thenin the period ended December 31, 2000.


Item 7.  Financial Statements and Exhibits

     The financial statements of eSynch Corporation as of December 31, 2000 and 1999, and for the years then ended are included herein and follow the signature page.


                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                 ESYNCH CORPORATION

Date: March 8, 2001          By: /s/ Thomas C. Hemingway
                                 ---------------------------
                                 Thomas C. Hemingway,
                                 Chief Executive Officer




                   ESYNCH CORPORATION AND SUBSIDIARIES


                            TABLE OF CONTENTS



                                                                 Page

     Report of Independent Certified Public Accountants          F-1

     Consolidated Balance Sheets - December 31, 2000 and 1999    F-2

     Consolidated Statements of Operations for the Years Ended
        December 31, 2000 and 1999                               F-3

     Consolidated Statements of Stockholders' Equity (Deficit) for
        the Years Ended December 31, 1999 and 2000               F-4

     Consolidated Statements of Cash Flows for the Years
        Ended December 31, 2000 and 1999                         F-5

     Notes to Consolidated Financial Statements                  F-6





                   ESYNCH CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED BALANCE SHEETS

                                                     December 31,
                                             --------------------------
                                                      2000         1999
                                             ------------- - ----------
                              ASSETS
Current Assets
 Cash                                        $          -   $  1,319,971
 Accounts receivable, net of allowance
   for bad debt of $80,504 and $0                   8,414         19,153
 Notes receivable, net of allowance
   for bad debt of $350,929 and $0                  6,172             -
 Notes receivable - affiliate                     200,000             -
 Inventory                                              -         15,943
 Other receivable                                       -         24,296
 Prepaid expense                                    22,154        21,814
                                             -------------  ------------
   Total Current Assets                            236,740     1,401,177
                                             -------------  ------------
Property and equipment, net of
  accumulated depreciation of $314,572 and
  $57,800                                          713,070       621,638
Goodwill, net of accumulated amortization        2,434,101     4,142,901
Other assets, net of accumulated
  amortization                                     322,488       156,948
                                             -------------  ------------

Total Assets                                 $   3,706,399  $  6,322,664
                                             =============  ============

              LIABILITIES AND STOCKHOLDERS' EQUITY(DEFICIT)
Current Liabilities
 Checks issued in excess of cash in bank        $  150,797   $         -
 Accounts payable                                  701,680       443,164
 Accrued liabilities                             1,375,044       893,491
 Accrued preacquisition liabilities              1,046,993     1,293,594
 Notes payable - current portion                    83,400        31,250
 Notes payable - related party                     450,000             -
Capital lease obligation - current portion          63,244             -
 Preferred dividends payable                       374,754             -
                                             -------------  ------------
   Total Current Liabilities                     4,245,912     2,661,499
                                             -------------  ------------

Long-Term Liabilities
  Capital Lease - Long Term                        115,570             -
  Notes Payable - Long-Term                              -        77,150
  Convertible Debentures                           500,000             -
                                             -------------  ------------
   Total Long-Term Liabilities                     615,570        77,150
                                             -------------  ------------
Stockholders' Equity (Deficit)
 Series J convertible preferred stock
   - $10,000 stated value per share;
   275 shares authorized; 139.5 shares
   and 275 shares outstanding,
   respectively; liquidation
   preference of $1,395,000                      1,270,000     2,418,612
  Series K convertible preferred
   stock - $10,000 stated value per
   share; 250 shares authorized; 81.5
   shares and 157.5 shares outstanding,
   respectively; liquidation preference
   of $815,000                                     690,000             -
 Series L convertible preferred stock
   - $10,000 stated value per share;
   210 shares authorized; no shares
   outstanding                                          -              -
 Series M convertible preferred stock
   - $10,000 stated value per share;
   210 shares authorized; 168 shares
   outstanding; liquidation preference
   of $1,680,000                                1,600,000              -
 Undesignated preferred stock -
   $0.001 par value, 399,055 shares
   authorized; no share outstanding                     -              -
 Common Stock - $0.001 par value;
  50,000,000 shares authorized;
  13,234,757 and 10,505,464 shares
  issued and outstanding                           13,235         10,506
 Additional paid-in capital                    40,357,651     17,044,450
 Deferred compensation                           (393,080)      (382,741)
 Accumulated deficit                          (44,692,889)   (15,506,812)
                                             ------------   ------------
   Total Stockholders' Equity (Deficit)        (1,155,083)     3,584,015
                                             ------------   ------------
Total Liabilities and Stockholders'
  Equity (Deficit)                           $  3,706,399   $  6,322,664
                                             ============   ============

The accompanying notes are an integral part of these financial statements.
                              F-1

                    ESYNCH CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF OPERATIONS


                                               For the Years Ended
                                                    December 31,
                                              --------------------------
                                                     2000           1999
                                             ------------  -------------

Revenues
     Revenue                                 $    745,440  $      988,485
     Cost of products sold                        100,486         529,576
                                             ------------  --------------
        Gross Profit                              644,954         458,909
                                             ------------  --------------
Operating and Other Expenses
     General and administrative                 5,944,572       2,925,665
     Research and development                     493,406              -
     Stock issued for services                    977,722       1,685,000
     Stock-based compensation to
       employees and consultants                2,212,976       2,975,309
     Amortization of patents                    5,127,529               -
     Impairment of patents                      7,503,861               -
     Amortization of goodwill                   1,725,329       1,300,626
     Interest expense                             889,313          81,346
     Impairment loss on asset sold                      -         203,690
                                             ------------  --------------

        Total Operating and Other Expenses    (24,874,708)      9,171,636
                                             ------------  --------------

Operating Loss                                (24,229,754)     (8,712,727)

Other Income                                      187,371          35,234
                                             ------------  --------------

Net Loss                                      (24,042,383)     (8,677,493)

Preferred Dividends                            (5,143,695)     (1,178,065)
                                             ------------  --------------
Loss Applicable to Common Shares             $(29,186,078) $   (9,855,558)
                                             ============  ==============
Basic and Diluted Loss per Common Share      $      (2.49) $        (0.97)
                                             ============  ==============
Weighted Average Number of Common Shares
   Used in Per Share Calculation                11,734,387      8,941,652
                                             ============= ==============

The accompanying notes are an integral part of these financial statements.

                              F-2


                 ESYNCH CORPORATION AND SUBSIDIARIES
    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                                                          Total
                                  Preferred Stock      Common Stock        Additional                             Stockholders'
                                -----------------  -------------------      Paid-in    Unearned     Accumulated       Equity
                                Shares      Amount      Shares   Amount      Capital  Compensation       Deficit     (Deficit)
                                ------  ----------  ----------  -------  -----------  -----------   ------------   -----------

   Balance - December 31, 1998       -           -   6,889,829  $ 6,889  $  2,941,895  $         -   $ (5,651,254)  $(2,702,470)
   Shares issued for cash            -           -      75,000       75       149,925            -              -       150,000
   Shares issued for services        -           -     972,500      972     1,698,378            -              -     1,699,350
   Acquisition of Kiss Software
    Corporation                      -           -   1,428,134    1,429     3,964,142            -              -     3,965,571
   Acquisition of Oxford Media
    Corporation                      -           -     450,000      450       719,550            -              -       720,000
   Shares issued in settlement
     of suit                         -           -       9,303        9        31,517            -              -        31,526
   Shares issued for notes
     receivable, satisfied
     through the conversion of
     notes and services              -           -     235,377      236       485,833            -              -       486,069
   Compensation related to
   the grant of
   stock options                     -           -           -        -     3,358,050   (3,358,050)             -             -
   Amortization of unearned
     compensation                    -           -           -        -             -    2,975,309              -     2,975,309
   Exercise of warrants              -           -      17,000       17        26,733            -              -        26,750
   Conversion of notes payable
     and related accrued
     interest                        -           -     228,322      229       583,998            -              -       584,227
   Conversion of redeemable
     Series I preferred stock        -           -     199,999      200       879,799            -              -       879,999
   Issuance of Series J
     convertible preferred
     stock and 196,875 warrants,
     net of $237,500 offering
     costs                       275.0   1,582,870           -        -     804,630               -             -     2,387,500
   Issuance of Series K
     preferred stock and
     112,500 warrants,
     net of $100,000 offering
     costs                       157.5           -           -        -   1,400,000               -             -     1,400,000
   Amortization of discount on
    Series I preferred stock
    as a preferred dividend          -           -           -        -           -               -       (279,999)    (279,999)
   Amortization of discount on
     Series J preferred stock
     as a preferred dividend         -     835,742           -        -           -               -       (835,742)           -
   Preferred dividends accrued       -           -           -        -           -               -        (62,324)     (62,324)
   Net Loss                          -           -           -        -           -               -     (8,677,493)  (8,677,493)
                                ------  ----------  ----------  ------- -----------    ------------  -------------  -----------
   Balance - December 31, 1999   432.5  $2,418,612  10,505,464  $10,506 $17,044,450    $   (382,741) $ (15,506,812) $ 3,584,015
                                ======  ==========  ==========  ======= ===========    ============  =============  ===========


The accompanying notes are an integral part of these financial statements.

                                   F-3


                   ESYNCH CORPORATION AND SUBSIDIARIES
        CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)


                                                                                                                          Total
                                  Preferred Stock      Common Stock        Additional                             Stockholders'
                                -----------------  -------------------      Paid-in    Unearned      Accumulated       Equity
                                Shares      Amount      Shares   Amount      Capital  Compensation       Deficit     (Deficit)
                                ------  ----------  ----------  -------  -----------  -----------   ------------   -----------

Balance - December 31, 1999      432.5  $2,418,612  10,505,464  $10,506  $17,044,450  $  (382,741)  $(15,506,812)  $ 3,584,015
Shares issued for cash               -           -     325,330      325      644,910            -              -       645,235
Shares issued for services           -           -     292,000      292      977,430            -              -       977,722
Shares issued in settlement
  of suit                            -           -      12,000       12       96,988            -              -        97,000
Shares issued for settlement
  of debt                            -           -      20,000       20            -            -              -            20
Compensation related to the
  grant of stock options             -           -           -        -    2,223,315   (2,223,315)             -             -
Amortization of unearned
  compensation                       -           -           -        -            -    2,212,976              -     2,212,976
Exercise of warrants and
  options                            -           -    1,138,129    1,138     122,902            -        124,040
Issuance of Series K preferred
  stock and 37,500 warrants       55.0           -            -        -     400,000            -              -       400,000
Cash received for rights to
  warrants                           -           -            -        -      15,000            -              -        15,000
Conversion of Series J
  preferred stock               (135.5) (1,355,000)     500,287      500   1,354,500            -              -             -
Conversion of Series K
  preferred stock               (131.0) (1,310,000)     441,547      442   1,309,558            -              -             -
Issuance of Series L
  preferred stock                168.0     803,993            -        -     746,507            -              -     1,550,500
Amortization of discount
  on Series J preferred
  stock as a preferred
  dividend                          -      206,388            -        -           -            -       (206,388)            -
Amortization of discount
  on Series K preferred
  stock as a preferred
  dividend                          -    2,000,000            -        -           -            -     (2,000,000)            -
Amortization of discount
  on Series M preferred
  stock as a preferred
  dividend                          -      796,007            -        -           -            -       (796,007)            -
Additional value of warrants
  and beneficial conversion
  feature on modified
  redeemable Series M
  preferred stock                   -            -            -        -   1,817,627            -     (1,817,627)            -
Value of warrants and
  beneficial conversion
  feature issued in
  connection with convertible
  debentures                        -            -            -        -     702,941            -              -       702,941
  Value of warrants issued
  in connection
  with bridge notes                 -            -            -        -     232,258            -              -       232,258
Value of warrants issued
  in connection with the
  related party patents
  acquisition, includes
  additional compensation
  related the modification
  of the warrants                   -            -            -        -   12,631,390             -            -    12,631,390
Additional value allocated
  to modified warrants              -            -            -        -       37,875             -            -        37,875
Preferred dividends accrued         -            -            -        -            -             -     (323,672)     (323,672)
Net Loss                            -            -            -        -            -             -  (24,042,383)  (24,042,383)
                                -----   ----------  ----------- -------- ------------ ------------- ------------  ------------
Balance - December 31, 2000     389.0   $3,560,000   13,234,757 $ 13,235 $ 40,357,651 $    (393,080)$(44,692,889) $ (1,155,083)
                                =====   ==========  =========== ======== ============ ============= ============  ============


The accompanying notes are an integral part of these financial statements.

                                   F-4


                     ESYNCH CORPORATION AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                       For the Years Ended
                                                            December 31,
                                                 ------------------------------
                                                         2000              1999
                                                 ------------      ------------

   Cash Flows From Operating Activities
    Net loss                                     $(24,042,383)     $ (8,677,493)
    Adjustments to reconcile net loss to
      net cash used by operating
      activities:
       Depreciation and amortization                  285,444           104,975
       Amortization of goodwill                     1,674,976         1,292,293
       Amortization of patents                      5,127,529                 -
       Impairment of patents                        7,503,861                 -
       Settlement of accrued
         preacquisition liability                    (188,851)                -
     Write off of inventory                            15,943                 -
     Write off of acquisition costs                   275,000                 -
     Increase on allowance for
       doubtful accounts                              424,504                 -
     Note receivable settled for services                   -           202,635
     Stock issued for services                        977,722         1,685,000
     Stock issued for settlement of lawsuit            97,000            31,526
     Stock based compensation                       2,212,976         2,975,309
     Additional compensation on modification
       of warrants                                     37,845                 -
     Common stock issued for interest on
       preferred stock                                 64,623                 -
     Forgiveness of debt                                    -           (33,254)
     Payment of expenses by employee                        -            26,750
     Changes in operating assets and liabilities:
       Accounts receivable                            (69,765)          (19,153)
       Inventory                                            -            93,646
       Other receivables                               23,124                 -
       Prepaid expenses                                  (340)           30,858
       Other assets                                     2,862           (41,849)
       Accounts payable                               409,592          (414,845)
       Accrued liabilities                            474,855           133,242
                                                 ------------      ------------

    Net Cash Used in Operating Activities          (4,758,106)       (2,610,360)
                                                 ------------      ------------

   Cash Flows From Investing Activities
    Loan made to affiliate                           (500,000)                -
    Acquisition of property and equipment            (149,194)         (165,974)
    Advance to Kiss previous to acquisition                 -           (50,000)
    Loans made to potential acquisition company      (324,000)          (24,297
    Cash acquired in acquisition of Kiss
      Kiss Software                                         -            46,994
    Proceeds from sale of SoftKat, Inc.                     -            50,000
                                                 ------------      ------------
    Net Cash Used in Investing Activities            (973,194)         (143,277)
                                                 ------------      ------------
   Cash Flows From Financing Activities
    Stock issued for cash                             645,235           150,000
    Proceeds from the issuance of
      warrants                                         15,000                 -
    Proceeds from the exercise of options
      and warrants                                    124,040                 -
    Proceeds from issuance of preferred
      shares, net of costs                          1,950,500         3,787,500
    Proceed from warrants issued with
      bridge loans                                    232,258                 -
    Proceeds from warrants and beneficial
      conversion feature of convertible
      debt                                            601,491                 -
    Proceeds from convertible debentures,
      net of costs                                    438,000                 -
    Proceeds from borrowings                        1,615,334           533,567
    Payment on capital lease obligation               (20,195)                -
    Payments on notes payable                      (1,190,334)         (398,872)
                                                 ------------      ------------

    Net Cash Provided by Financing Activities       4,411,329         4,072,195
                                                 ------------      ------------

   Net Increase (Decrease) In Cash                 (1,319,971)        1,318,558

   Cash - Beginning of Year                         1,319,971             1,413
                                                 ------------      ------------
   Cash - End of  Year                           $          -      $  1,319,971
                                                 ============      ============

Supplemental cash flow information and noncash investing and financing activities - Note 8

The accompanying notes are an integral part of these financial statements.

                                   F-5

                  ESYNCH CORPORATION AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

On April 1, 1999, eSynch Corporation ("eSynch") acquired Kiss Software Corporation and on September 20, 1999, eSynch acquired Oxford Media Corporation.

The primary activities of eSynch, the consolidated company, have consisted of raising capital, acquiring businesses, developing and marketing video-on-demand services and video streaming through the Internet, and software sales through the Internet.

Principles of Consolidation -- The accompanying consolidated financial statements include the accounts of eSynch for all periods presented, and the accounts of Kiss Software Corporation and Oxford Media Corporation from the dates of their acquisitions on April 1, 1999 and September 30, 1999, respectively. All inter-company transactions and balances have been eliminated in consolidation.

Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

Business Condition -- The accompanying consolidated financial statements have been prepared on the basis of the Company continuing as a going concern. The Company has incurred losses from operations and negative cash flows from operating activities and has accumulated a deficit at December 31, 2000 in the amount of $44,692,889. Management's plan to mitigate the impact of these conditions is to obtain additional equity financing through the issuance of the Company's debt, common stock, convertible preferred stock or warrants. However, realization of the proceeds from these potential transactions is not assured. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Concentration of Risk and Major Customers - The Company operates exclusively in the software industry; accordingly, segment information relating to operations in different industries is not presented in these financial statements. The concentration of business in the highly competitive software industry subjects the Company to concentrated market risk. Sales to any customer in 2000 and 1999 did not exceed 10% of total sales.

Fair Values of Financial Instruments -- The amounts reported as cash, accounts payable, notes payable, and liabilities relating to assets to be sold are considered to be reasonable approximations of their fair values. The fair value estimates were based on market information available to management at the time of the preparation of the financial statements.

Inventory-- Inventory was stated at the lower of cost or market. Cost was determined using the first-in, first-out method. At December 31, 1999, the inventory balance consisted of packaged software. During the year ended December 31, 2000 the Company wrote off the balance of inventory as it had become obsolete.

Equipment -- Equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the equipment, which are three to seven years. Maintenance and repairs of equipment are charged to operations and major improvements are capitalized. Upon retirement, sale, or other disposition of equipment, the cost and accumulated depreciation are eliminated from the accounts and gain or loss is included in operations.

Stock-Based Compensation - Stock-based compensation to employees is measured by the intrinsic value method. This method recognizes compensation expense related to stock options granted to employees based on the difference between the fair value of the underlying common stock and the exercise price of the stock option on the date granted. Compensation expense related to stock options granted to non-employees is determined based upon the fair value of the stock options on the date granted.

Advertising Costs -- Advertising costs have been recognized as expense when incurred, and amounted to $301,674 and $65,617 during the years ended December 31, 2000 and 1999, respectively

Loss Per Share -- The Company computes basic and diluted loss per share in accordance with Statement of Financial Accounting Standards No.
128, Earnings Per Share. Basic loss per common share is computed by dividing net loss available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted loss per share is calculated to give effect to stock warrants, options and convertible notes payable except during loss periods when those potentially issuable common shares would decrease the loss per share.
The effects of 9,032,461 and 5,308,523 potentially issuable common shares outstanding at December 31, 2000 and 1999, respectively, were excluded from the calculation of diluted loss per share for the years ended December 31, 2000 and 1999, as they would have decreased the loss per share.

Revenue Recognition -- The Company sells software products at fixed prices for which the right to return is granted to the buyer. Accordingly, revenue is recognized when the buyer has paid for the products and the amount of future returns can be reasonably estimated. Cost of products sold is recognized at the date the sale is recognized less an estimate for sales returns. Until the sale is recognized, products purchased from publishers are accounted for as consigned product from publishers and the related cost is not reflected in the financial statements with the exception of a limited amount of software inventory owned by the Company at year-end. The subsidiary Oxford Media recognizes revenue when the product is completed and the goods are shipped to the customer.

NOTE 2--ACQUISITIONS

Kiss Software - Effective April 1, 1999, the Company completed the acquisition of Kiss Software Corporation, a California corporation engaged in the wholesale and retail distribution of computer and Internet utility software products. Under the agreement, shareholders of Kiss agreed to exchange each of their common shares for .181557136 common shares of eSynch and each of their preferred shares for
 .4183964 common shares of eSynch. The exchange resulted in the Company issuing 1,428,134 common shares to Kiss shareholders. The Company also issued 163,187 options in conjunction with the purchase. These options are exercisable at $2.11 per share. The acquisition was accounted for using the purchase method of accounting. The acquisition purchase price, based upon the fair value of the common stock and options issued, has been estimated at $3,965,571. Of this amount, $3,568,908 is applicable to the common stock issued in the Kiss acquisition and $396,663 is applicable to the stock options issued to the Kiss employees. The excess of the purchase price over the estimated fair value of the identifiable acquired assets less liabilities assumed was $5,315,094, which was recognized as goodwill. Amortization of goodwill recognized during the years ended December 31, 2000 and 1999 was $1,635,009 and $1,282,301, respectively. Goodwill is being amortized over approximately three years on a straight-line basis.

Oxford Media -- Effective September 30, 1999, the Company completed the acquisition of Oxford Media Corp. ("Oxford"), engaged in DVD video encoding, compression and authoring. Under the Agreement the shareholders of Oxford exchanged all the outstanding shares of Oxford common stock for 450,000 shares of the Company's common stock. The acquisition was accounted for using the purchase method of accounting and the purchase price of the acquired assets was computed to be $720,000 which was attributed to the assets acquired including software licenses in the amount of $100,000 and goodwill in the amount of $119,900. Oxford received a nonexclusive license from Oxford Management Corporation, a Nevada corporation, which is a license of proprietary software and source code for a video-on-demand hotel pay-per-view system. The value of the software license is included in other assets and is being amortized over three years. Amortization of the software license recognized during the years ended December 31, 2000 and 1999 was $33,333 and $8,333, respectively. The goodwill is also being amortized over three years. Amortization of goodwill recognized during the years ended December 31, 2000 and 1999 was $39,967 and $9,993, respectively.

NOTE 3--NOTES RECEIVABLE

Notes receivable includes $500,000 loaned to an officer-director during the year ended December 31, 2000.The note bears 10% interest and is due February 26, 2001. Subsequent to year-end the Company received a payment on $200,000 on this note. At December 31, 2000, the Company treated $300,000 of the note receivable as compensation to the shareholder and recorded an accrual for payroll taxes. Upon payment of the remaining note balance the accrual will be reversed.

On June 14, 2000, the Company signed a Letter of Intent to acquire eLiberation.com Corporation ("eLiberation.com"). In June, 2000, the Company advanced $250,000 to eLiberation.com under a short-term, secured note due August 31, 2000. On July 21, 2000 the Company advanced an additional $30,000 to eLiberation.com under the existing terms and due date. On August 25, 2000 the Company agreed to extend the due date of the note to November 30, 2000 based upon the agreement by eLiberation to deliver certain marketing promotions for the Company. Effective August 31, 2000, the Company exercised its option to terminate the acquisition. The Company elected to expense this note at December 31, 2000 as an acquisition cost based on the initial amount issued was in connection with an assumed acquisition.

NOTE 4--EQUIPMENT

Equipment consisted of the following at December 31, 2000 and 1999:

                                                2000       1999
                                           ----------  ----------
          Furniture and fixtures           $   87,398  $   58,752
          Computer equipment                  662,976     592,049
          Leasehold improvements               78,114      28,637
          Equipment under capital lease       199,010         --
                                           ----------  ----------
          Total                            $1,027,498  $ 679,438
                                           ==========  =========

Depreciation expense for the years ended December 31, 2000 and 1999 was $248,336 and $96,642 respectively.

NOTE 5 -- ACCRUED LIABILITIES

The pre-acquisition liabilities are a reserve for potential liabilities assumed at the time of the acquisition of Innovus and Intermark. No claims have been made against these items during the year ended December 31, 2000. However, based upon the dismissal of a legal claim against Intermark, the reserve was reduced by $92,415 during the period. During the year 2000, the Company reduced the reserve by $22,500 from cash payments and $96,436 based on items in which the statute of limitations of four years had expired.

Included in accrued pre-acquisition liabilities are $638,740 in obligations to state and federal governments for payroll taxes from previous years and estimated interest and penalties owing on such tax obligations.

NOTE 6 -- NOTES PAYABLE

Notes payable consisted of the following:
                                                            December 31,
                                                       ----------------------
                                                         2000         1999
                                                       ----------  ----------
10% Convertible note payable to a shareholder;
 unsecured; due on demand                              $  450,000  $       --
8% Series L Convertible debentures; secured by all
 the assets of the the Company; due on December 7,
 2003                                                     500,000          --
7% Note payable to a shareholder; interest due
 quarterly; principal payable $14,754 quarterly
 beginning March 2001; unsecured                           77,150      77,150
10% Series A Convertible debentures; secured by
 all assets of the Company; due on demand.                     --      25,000
10% Note payable to a shareholder; payable on
 demand; unsecured                                          6,250       6,250
                                                       ----------  ----------
Total Notes Payable                                    $1,033,400  $  108,400
                                                       ==========  ==========

At December 31, 2000, the Company has $450,000 due to a shareholder and a member of the Board of Directors. The note bears an interest rate of 10%. The note was entered into on June 14, 2000 and was originally due on September 12, 2000. Subsequent to year end, the Company issued a warrant to purchase 250,000 shares of common stock to this shareholder. In return the shareholder agreed to extend the terms of the note. Currently the note is due on demand with 20 days prior written notice.

The 10% Series A Convertible Debentures in the amount of $25,000 each were issued in April 1998 to three shareholders. The note holders are entitled, at their option, to convert the debenture principal amounts, together with accrued interest, into shares of the Company's common stock at a conversion price of $1.25 per share. During 1999, two of the note holders converted their debentures into common stock. In 1999, the remaining note was extended by the holder to be due on March 31, 2000.

Secured Convertible Debentures

On December 7, 2000 the Company issued Secured Convertible Debentures ("Debentures") in the amount of $500,000.

The Debentures bear an 8% interest rate and are due on December 7, 2003. The Company received $438,000 in proceeds, net of debt issuance costs of $62,000. In connection with these debentures, the Company issued warrants to purchase 250,000 shares of common stock at a weighted-average exercise price of $1.38 per share. The placement agent received a cash commission of 8% of the gross proceeds equaling $40,000 and warrants to purchase 62,500 shares of the Company's common stock at an exercise price of $1.38. Under the terms of a registration rights agreement the Company agreed to bear the costs of registering the common stock underlying the conversion of the Debentures and the exercise of the warrants.

The Debentures became convertible into common stock on the date of issuance and are convertible into the number of shares of common stock determined by dividing the face amount of the debentures by the conversion price, computed as the lower of $1.38 per common share or 78% of the average of the three lowest closing bid prices per share in the twenty-trading-day period ending on the day before conversion. Any Debentures not converted on the third anniversary of the issuance date will be automatically converted into common stock, subject to extensions by the Company for certain events for up to two additional years.

The Secured Convertible Debenture holders received a beneficial conversion feature on the dates of issuance. The value of the beneficial conversion feature was determined as the difference between the fair value of the Company's common stock per share and the conversion price, multiplied by the number of shares of common stock into which the Debentures are convertible. The value of the beneficial conversion feature was $286,164 and was recognized as additional paid-in capital and a debt discount. The Debentures were convertible at the date of issuance; therefore, the debt discount was charged to interest expense at the date of issuance.

The warrants are exercisable from the date of issuance through December 7, 2005. The fair value of the warrants on the date issued was $507,250, ($101,450 was allocated to the warrants issued to the placement agent) determined using the Black_Scholes option pricing model with the following weighted-average assumptions: 5.26% risk_free interest rate, 0% expected dividend yield, 149.8% volatility and 5.0 years estimated life. The net proceeds from the Debenture offering were allocated to the Debentures and the warrants based upon their relative fair values and resulted in allocating $195,650 to the Debentures, net of $163,450 debt issue costs, and $405,800 to the warrants. The amount allocated to the warrants was recognized as additional paid-in capital.

The Company capitalized the amounts paid to the placement agent and the value of the warrants given as debt issue costs. As a result, the Company recorded $163,450 in debt issue costs and is amortizing these costs over the three year term of the Debentures. During the year ended December 31, 2000, amortization expense was $3,582.

Interest on the Debentures is accrued at the rate of 8% per annum. Interest is not required to be paid until conversion, payment or until an acquisition of the Company occurs. The Company has the option of paying accrued interest either in cash or in common shares, based on the conversion price then in effect. To date, the Company has not paid any interest on the Debentures. Accrued interest payable on the balance sheet date was estimated based on the fair value of the number of shares of common stock issuable using the current conversion price. At December 31, 2000 accrued interest on the Debentures was $3,398.

The Company may redeem the Debentures on ten days written notice to the holders of the Secured Convertible Debenture and payment in an amount equal to 120% of the principal, plus accrued interest. If the Company is in default of one or more defined conditions of the Debentures, the holders of the Debentures may demand the immediate payment of the Debentures at 120% of their fair amount, plus accrued interest.

Related Party Notes Payable -- During 1999, the Company converted a note to an officer and shareholder into shares of the Company's common stock. Interest accrued on the note at the rate of 7%. The note and outstanding interest were settled with the issuance of 79,921 shares of common stock at $2.81 per share.

NOTE 7 -- COMMITMENTS AND CONTINGENCIES

Capital Lease -- The Company entered into a lease for computer equipment during the year. The gross amount of assets under the capital lease are $199,010 with accumulated amortization of $27,530 at December 31, 2000. The lease is for thirty six months and requires monthly payments of $7,413. The following is a schedule of future minimum rental payments under the lease:

          For the Year Ending
             December 31,                               Capital
          --------------------                          --------
                 2001                                   $ 88,958
                 2002                                     88,958
                 2003                                     51,891
                                                        --------
          Total Minimum Payments                         229,807
          Less amount representing interest               50,993
                                                        --------
          Present value of net minimum lease payments    178,814
          Less current portion                            63,244
                                                        --------
          Obligation Under Capital leases               $115,570
                                                        ========

Operating Lease -- The Company leases office and warehouse facilities under a five-year agreement classified as an operating lease. Monthly minimum rental payments on the new lease are $20,010 to be adjusted upwards by 4% for each succeeding year during the term of the lease. Additionally, the Company leases space for its computer servers and bandwidth. The leases have a term of two years and an minimum monthly payment of $4,110. The following is a schedule of future minimum rental payments required under existing leases.

          Years Ending December 31:
                 2001                      $305,704
                 2002                       279,750
                 2003                       273,842
                 2004                        90,034
                                           --------
                                           $949,330
                                           ========

Lease expense for the years ended December 31, 2000 and 1999 was $369,950 and $226,152.

Consulting Agreements -- On July 18, 2000, the Company entered into an agreement with a financial relations and direct marketing advertising firm to assist the Company with its investor relations for which compensation will be 60,000 shares of common stock and warrants to purchase 200,000 shares of common stock at prices ranging from $6.50 to $9.50. The warrants were valued at $929,000 using the Black-Scholes option pricing model with the following weighted-average assumptions; 5.0% risk-free interest rate, 0% expected dividend yield, 61.9% volatility and 4.0 years, of which $847,329 was expensed during the year ended December 31, 2000, the remaining balance of $81,671 is included in deferred compensation as of December 31, 2000.

In June 2000, the Company issued options under a consulting agreement for 150,000 shares of common stock at $7.75 per share. The shares vest quarterly over the period of one year. The warrants were valued at $949,500 using the Black-Scholes option pricing model with the following weighted-average assumptions: 5.0% risk-free interest rate, 0% expected dividend yield, 61.3% volatility and 3.0 years, of which $765,041 was expensed during the year ended December 31, 2000, the remaining balance of $184,459 is included in deferred compensation as of December 31, 2000.

In June 2000, the Company entered into a conditional services agreement with a marketing representative for which warrants for 40,000 shares of common stock would be issued upon the Company's successful negotiation of a licensing and services agreement. Such warrants were issued in August, 2000 at a value of $150,400.

Patent Purchases -- On April 19, 2000, the Company entered into a licensing agreement with a related party to license two patents for certain royalties and contingently issuable warrants. The patents relate to the broadcast, playback and limited use capability of Internet streaming media and video. The licensing agreement gives the Company the exclusive rights to the use of the patents until January 1, 2002, after which time, the licensing agreement becomes non-exclusive. As consideration for the licensing agreement, the Company issued 950,000 fully paid warrants to purchase shares of common stock. The warrants were valued at $12,104,330, using the Black_Scholes option pricing model with the following weighted-average assumptions:
5.0% risk_free interest rate, 0% expected dividend yield, 48.2% volatility and 3.0 years estimated life. The warrants were to be held in escrow until January 1, 2001 because under the agreement the Company had the option to cancel the licensing agreement at any time before January 1, 2001. The Company canceled this agreement on December 29, 2000. Upon the cancellation of this licensing agreement the warrants were canceled. During the year ended December 31, 2000 the Company expensed the value of the warrants due to impairment of the patents.

Subsequent to year end on January 10, 2001, the Company entered into an another agreement with this related party for the same patents. Under the term of this agreement the Company issued 950,000 warrants to purchase shares of the Company's common stock. The warrants have an exercise price of $1.00, vest on the date of issuance and expire on January 10, 2004. The re-issuance of the warrants was treated as a modification of the original warrants. Per this modification the value of the warrants were increased by $527,060, which was expensed during the year ended December 31, 2000.

Litigation -- The Company was a defendant in a lawsuit filed by a third party claiming damages for a breach of an oral agreement and for
unpaid principal on a promissory note.   Due to the uncertainty of the
claim at December 31, 1999, no provision for possible loss from this proceeding was accrued. During March 2000, a settlement was reached whereby the Company agreed to pay the third party $38,000 in cash and in turn, the third party will return approximately 70,000 shares of common stock to the Company.

On June 22, 2000, the Company entered into two agreements with NBC Quokka Ventures, LLC., related to NBCOlympics.com web site (collectively, "NBCO"). The agreements cover the licensing of a custom version of the Company's ChoiceCaster product, branding and recognition commitments on and sponsorship of the web site, and certain other services to be provided by the Company. Currently, NBCO is claiming an amount due of $500,000 in connection with the agreement. NBCO claims that the Company did not provide the agreed upon services. The Company included this amount in accrued liabilities as of December 31, 2000 and is currently in settlement negotiations.

The Company was a defendant in a lawsuit filed by a third party claiming damages for a breach of an investment banking agreement. As damages, the third party was seeking 250,000 warrants to purchase shares of common stock of the Company. During the year ended December 31, 1999, the Company accounted for 200,000 of the warrants by recording an expense of $154,968. On December 12, 2000, the Company settled this lawsuit and issued 150,000 warrants to purchase shares of the Company's common stock. ($1.53)

In September, 1999, U.S. Print Corporation filed a complaint in Orange County Superior Court, State of California. The complaint sought to recover from the Company $92,414 for services allegedly purchased but not paid for by Intermark. A reserve to cover the Company's potential liability was accrued in the financial statements as of December 31, 1999. In September 2000, U.S. Print filed a motion to dismiss the complaint against the Company and the reserve has been eliminated.

In September, 1999, a lawsuit was filed by C-Group in United States District Court, District of Maryland, against Intermark seeking $99,110 for goods that were claimed to be purchased by Intermark. In October 1999, the plaintiff amended the complaint and reduced the amount it is seeking to $81,326. Discovery proceedings are currently underway and the Company intends to vigorously defend its position.

On February 7, 2000, the Company reached an agreement with a third party whereby for certain consideration, the third party accepted as settlement of a lawsuit involving a guarantee of a liability by the Company, 12,000 shares of the Company's common stock and $35,000 in cash. The related expense was recognized during the year ended December 31, 1999.

During 1999, the Company settled a lawsuit filed by a third party claiming damages for copyright infringement and breach of contract for 9,303 shares of the Company's common stock and $150,000 cash, of which $100,000 was paid by the Company's insurance carrier.

Although we sold SoftKat, various claims were asserted against us for alleged liabilities or obligations of SoftKat based upon the theory of successor liability or alter ego. The Company prevailed in nine suits which have been settled or dismissed. Other claims may be asserted against us by creditors of SoftKat, Inc., but we are unaware of any pending claims at this time.

NOTE 8 -- SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH INVESTING AND FINANCING ACTIVITIES

Supplemental Cash Flow Information -- The Company paid $16,869 and $35,023 for interest during the years ended December 31, 2000 and 1999, respectively.

Noncash Investing and Financing Activities -- During year ended December 31, 2000, the Company amortized the discounts of the Series J, Series K, Series L and Series M preferred stock as a dividend. The amount of the amortization was $5,143,695. The Company converted $1,355,000 of Series J Preferred stock and $1,310,000 of Series K Preferred stock into 941,834 shares of common stock. In addition, the Company issued common stock valued at $288,284 for services that have yet to be performed as deferred compensation as of December 31, 2000. Equipment under capital lease of $199,910 was acquired under the terms of a capital lease obligation.

During 1999, the Company issued shares of common stock for services that had not yet been performed. The value of these services was $14,350 and has been classified as deferred compensation. Amortization of the discount on the Series J preferred stock in the amount of $835,742 was recognized as preferred dividends. Notes payable of $520,082 and related accrued interest of $64,146 were converted into shares of common stock. Also, $283,434 of notes payable were offset against a note receivable from shareholders. Preferred shareholders converted 600,000 shares of Series I preferred stock carried at $600,000 into 199,999 shares of common stock.

On May 25, 1999, the capital stock of SoftKat was sold to a third party for $50,000 cash which resulted in the recognition of an impairment loss of $2,323,841. The subsequent sale and resulting loss provided evidence of conditions that existed at December 31, 1998; therefore, an impairment loss was recognized in 1998. The impairment loss was determined by the excess of the carrying amount of the assets in excess of the $50,000 collected and the amount of the related liabilities. The carrying amount of the assets sold was $4,552,847 and the related liabilities were $4,502,847.

NOTE 9 -- INCOME TAXES

There was no provision for or benefit from income tax for any period. The components of the net deferred tax asset at December 31, 2000 and 1999 are shown below:

                                                    2000         1999
                                                 -----------  -----------
     Operating loss carry forwards               $ 7,184,856  $ 2,838,506
     Stock-based compensation                             --    1,378,442
     Valuation Allowance                          (7,184,756)  (4,216,948)
                                                 -----------  -----------
     Net Deferred Tax Asset                      $        --  $        --
                                                 ===========  ===========

For tax reporting purposes, the Company has net operating loss carry forwards in the amount of approximately $17,900,000 which will expire beginning in the year 2011 through 2020. The valuation allowance increased by $2,967,908 and $2,864,302 during the years ended December 31, 2000 and 1999, respectively, from operations and, in 1999, by $162,097 as a result of the purchase of Kiss Software Corporation.

The following is a reconciliation of the amount of benefit that would result from applying the federal statutory rate to pretax loss with the provision for income taxes.
                                                   For the Years Ended
                                                      December 31,
                                                 ------------------------
                                                    2000         1999
                                                 -----------  -----------
          Benefit at statutory rate (34%)        $(8,174,410) $(2,950,348)
          Amortization of goodwill                   695,308      520,794
          Amortization of patents                  2,066,394           --
          Impairment of patents                    3,024,056           --
          Loss on disposition of SoftKat                  --       82,087
          Stock-based compensation                   891,829      (27,757)
          Other                                       43,585       57,604
          Change in valuation allowance            2,967,908    2,864,302
          State tax benefit, net of federal
            tax effect                            (1,514,670)    (546,682)
                                                 -----------  -----------
          Provision for Income Taxes             $        --  $        --
                                                 ===========  ===========

NOTE 10 - STOCKHOLDERS' EQUITY

Series I Redeemable Convertible Preferred Stock
------------------------------------------------
The  Company  was  authorized  to issue 600,000  shares  of  Series  I redeemable  convertible  preferred  stock.  The  Series  I  redeemable convertible preferred stock was issued during 1998 and had a liquidation preference of $1.00 per share. The Company was required to redeem 200,000 shares of the preferred stock at $1.00 per share upon obtaining financing of $1,500,000 or more from any source and to redeem an additional 200,000 shares of preferred stock upon obtaining an additional $3,000,000 in funding. Dividends on the preferred stock were payable prior to and in preference to any declaration or payment of any dividends on the common stock, when, as, and if declared by the Board of Directors. However, there is no stated dividend rate.

The preferred stock was convertible, at the option of the holder, into common stock at the lesser of $3.00 per share or the average closing bid price of the common stock over the ten trading days ending on either November 16, 1999 or an earlier date on which the Company receives a second funding of at least $3,000,000 mentioned above. The preferred stock had voting rights equivalent to the number of common shares into which it could be converted and had additional voting rights with respect to approval of any issuance of a senior series of preferred shares. The market price of the common stock was $4.40 per share on November 16, 1999, accordingly, the Company recognized a beneficial conversion feature of $1.40 per share, or $279,999, as a preferred dividend during 1999. On December 9, 1999, the Series I shareholders converted the preferred shares into 199,999 shares of common stock at the rate of $3.00 per share.

Series J Convertible Preferred Stock
------------------------------------
From August through October 1999, the Company issued Series J convertible preferred stock at a price of $10,000 per share in a private placement offering. The Company received $2,387,500 in net proceeds (net of $237,500 offering and estimated registration costs) in exchange for the issuance of 262.5 shares of Series J convertible preferred stock and warrants to purchase 196,875 shares of common stock at a weighted-average exercise price of $3.86 per share. The placement agent received a cash commission of 5% of the gross proceeds equaling $137,500 and 12.5 shares of Series J convertible preferred stock. Under the terms of a registration rights agreement the Company agreed to bear the costs of registering the common stock underlying the conversion of the preferred stock and the exercise of the warrants.

The Series J convertible preferred stock became convertible into common stock 90 days after issuance and is convertible into the number of shares of common stock determined by dividing its $10,000 stated value per share by the conversion price, computed as the lower of $3.50 per common share or 80% of the average of the six lowest closing bid prices per share in the twenty-trading-day period ending on the day before conversion. Any Series J convertible preferred shares not converted on the third anniversary of the issuance dates will be automatically converted into common stock, subject to extensions by the Company for certain events.

The Series J convertible preferred shareholders received a beneficial conversion feature on the dates of issuance. The value of the beneficial conversion feature was determined as the difference between the fair value of the Company's common stock per share and the conversion price, multiplied by the number of shares of common stock into which the Series J convertible preferred stock were convertible. The value of the beneficial conversion feature was $285,714 and was recognized as additional paid-in capital.

The warrants are exercisable from the dates of issuance through October 29, 2002. The fair value of the warrants on the dates issued was $518,916 determined using the Black_Scholes option pricing model with the following weighted-average assumptions: 5.0% risk_free interest rate, 0% expected dividend yield, 143% volatility and 3.0 years estimated life. The net proceeds from the offering were allocated to the Series J convertible preferred stock and the warrants based upon their relative fair values and resulted in allocating $1,582,870 to the Series J convertible preferred stock, net of the $285,714 beneficial conversion feature, and $518,916 to the warrants. The amount allocated to of the warrants was recognized as additional paid-in capital.

The difference between the total stated value of Series J convertible preferred stock of $2,625,000 and the amount allocated to the Series J convertible preferred stock was recognized as a discount on the Series J convertible preferred stock of $1,042,130. The discount was amortized as additional preferred stock dividends from the dates of issuance to January 28, 2000, the date which the Series J convertible preferred stockholders had the right to convert their shares, and resulted in the Company recognizing $206,388 and $835,742 of preferred dividends during the years ended December 31, 2000 and 1999, respectively.

Dividends on the Series J convertible preferred stock are cumulative and accrue at the rate of 7% per annum. The dividends are not required to be paid until conversion, redemption or until an acquisition of the Company occurs. The Company has the option of paying accrued dividends either in cash or in common shares, based on the conversion price then in effect. To date, the Company has elected to pay accrued preferred dividends on the various conversion dates with common stock. Although the number of common shares issued in payment of accrued preferred dividends were determined by the conversion price in effect on the dates issued, they were recorded at fair value, which effectively increased the dividend rate. Accrued dividends payable on the balance sheet date were estimated based on the fair value of the number of shares of common stock issuable using the current conversion price, and totaled $242,961 and $133,894 at December 31, 2000 and 1999, respectively. Series J convertible preferred stock dividends accrued during the years ended December 31, 2000 and 1999 were $245,505 and $62,324, respectively.

The Series J convertible preferred stock has a liquidation preference of $10,000 per share plus accumulated and unpaid dividends and may be redeemed at the Company's option for $12,000 per share plus accumulated dividends.

During the year ended December 31, 2000, holders of Series J convertible preferred stock converted a total of 135.5 preferred shares valued at $1,355,000 and received 500,287 common shares including 1,025 shares issued in payment of $2,544 accrued dividends. Additional accrued dividends remain unpaid on converted Series J convertible preferred stock.

Series K Convertible Preferred Stock
------------------------------------
In December 1999 and January 2000, the Company issued Series K convertible preferred stock at a price of $10,000 per share in a private placement offering. The Company received $1,800,000 in net proceeds (net of $200,000 offering and estimated registration costs) in exchange for the issuance of 200 shares of Series K convertible preferred stock and warrants to purchase 150,000 shares of common stock at a weighted-average exercise price of $7.94 per share. The placement agent received a cash commission of 5% of the gross proceeds equaling $75,000 and 12.5 shares of Series K convertible preferred stock. Under the terms of a registration rights agreement the Company agreed to bear the costs of registering the common stock underlying the conversion of the preferred stock and the exercise of the warrants.

The Series K convertible preferred stock became convertible into common stock 120 days after issuance and is convertible into the number of shares of common stock determined by dividing its $10,000 stated value per share by the conversion price, computed as the lower of $3.50 per common share or 80% of the average of the six lowest closing bid prices per share in the twenty-trading-day period ending on the day before conversion. Any Series K convertible preferred shares not converted on the third anniversary of the issuance dates will be automatically converted into common stock, subject to extensions by the Company for certain events. The Company is obligated, at its expense, to register the common stock issuable upon conversion of the Series K preferred shares within 150 days of the issued date or the investors will be entitled to a registration payment equal to 2% of the purchase price for the first 30 days the Company is tardy and 3% for every 30-day period thereafter.

The Series K convertible preferred shareholders received a beneficial conversion feature on the dates of issuance. The value of the beneficial conversion feature was determined as the difference between the fair value of the Company's common stock per share and the conversion price, multiplied by the number of shares of common stock into which the Series K convertible preferred stock were convertible. The value of the beneficial conversion feature was $970,102 and was recognized as additional paid-in capital.

The warrants are exercisable on the date of issuance. The fair value of the warrants on the dates issued was $829,898 determined using the Black-Scholes option pricing model with the following weighted-average assumptions: 5.0% risk-free interest rate, 0% expected dividend yield, 148.0% volatility and 3.0 years estimated life. The net proceeds from the offering were allocated to the Series K convertible preferred stock and the warrants based upon their relative fair values and resulted in allocating $0 to the Series K convertible preferred stock, net of the $970,102 beneficial conversion feature, and $829,898 to the warrants. The amount allocated to the warrants was recognized as additional paid-in capital.

The difference between the total stated value of Series K convertible preferred stock of $2,000,000 and the amount allocated to the Series K convertible preferred stock was recognized as a discount on the Series K convertible preferred stock of $2,000,000. The discount was amortized as additional preferred stock dividends from the dates of issuance to April 29, 2000, the date which the Series K convertible preferred stockholders had the right to convert their shares, and resulted in the Company recognizing $2,000,000 and $0 of preferred dividends during the years ended December 31, 2000 and 1999, respectively.

Dividends on the Series K convertible preferred stock are cumulative and accrue at the rate of 7% per annum. The dividends are not required to be paid until conversion, redemption or until an acquisition of the

Company occurs. The Company has the option of paying accrued dividends either in cash or in common shares, based on the conversion price then in effect. To date, the Company has elected to pay accrued preferred dividends on the various conversion dates with common stock. Although the number of common shares issued in payment of accrued preferred dividends were determined by the conversion price in effect on the dates issued, they were recorded at fair value, which effectively increased the dividend rate. Accrued dividends payable on the balance sheet date were estimated based on the fair value of the number of shares of common stock issuable using the current conversion price, and totaled $107,826 and $0 at December 31, 2000 and 1999, respectively. Series K convertible preferred stock dividends accrued during the years ended December 31, 2000 and 1999 were $116,461 and $0, respectively.

The Series K convertible preferred stock has a liquidation preference of $10,000 per share plus accumulated and unpaid dividends and may be redeemed at the Company's option for $12,000 per share plus accumulated dividends upon 30 days notice.

During the year ended December 31, 2000, holders of Series K Convertible Preferred Stock converted a total of 131 preferred shares valued at $1,310,000 and received 441,527 common shares including 3,186 shares issued in payment of $8,635 accrued dividends. Additional accrued dividends remain unpaid on converted Series K convertible preferred stock.

Series L Convertible Preferred Stock
------------------------------------
On September 29, 2000, the Company issued Series L convertible preferred stock at a price of $10,000 per share in a private placement offering. The Company received $1,550,500 in net proceeds (net of $49,500 offering and estimated registration costs) in exchange for the issuance of 160 shares of Series L convertible preferred stock and warrants to purchase 213,334 shares of common stock at a weighted-average exercise price of $5.00 per share. The placement agent received a cash commission of 1% of the gross proceeds equaling $16,000, eight shares of Series L convertible preferred stock and warrants to purchase 200,000 shares of common stock at an exercise price of $3.33. Under the terms of a registration rights agreement the Company agreed to bear the costs of registering the common stock underlying the conversion of the preferred stock and the exercise of the warrants.

The Series L convertible preferred stock became convertible into common stock 90 days after issuance and is convertible into the number of shares of common stock determined by dividing its $10,000 stated value per share by the conversion price, computed as the lower of $3.75 per common share or 90% of the average of the three lowest closing bid prices per share in the twenty-trading-day period ending on the day before conversion. Any Series L convertible preferred shares not converted on the third anniversary of the issuance dates will be automatically converted into common stock, subject to extensions by the Company for certain events.

The Series L convertible preferred shareholders received a beneficial conversion feature on the dates of issuance. The value of the beneficial conversion feature was determined as the difference between the fair value of the Company's common stock per share and the conversion price, multiplied by the number of shares of common stock into which the Series L convertible preferred stock were convertible. The value of the beneficial conversion feature was $100,861 and was recognized as additional paid-in capital.

The warrants are exercisable from the dates of issuance through September 29, 2005. The fair value of the warrants on the dates issued was $1,141,657 determined using the Black_Scholes option pricing model with the following weighted-average assumptions: 5.85% risk_free interest rate, 0% expected dividend yield, 157.4% volatility and 5.0 years estimated life. The net proceeds from the offering were allocated to the Series L convertible preferred stock and the warrants based upon their relative fair values and resulted in allocating $803,993 to the Series L convertible preferred stock, net of the $100,861 beneficial conversion feature, and $645,646 to the warrants. The allocated value of the warrants was recognized as additional paid-in capital.

The difference between the total stated value of Series L convertible preferred stock of $1,600,000 and the net amount allocated to the Series L convertible preferred stock was recognized as a discount on the Series L convertible preferred stock of $796,007. The discount was amortized over the 90-day period following the date of issuance as additional preferred stock dividends, and resulted in the Company recognizing $796,007 of preferred dividends during the year ended December 31, 2000.

Dividends on the Series L convertible preferred stock are cumulative and accrue at the rate of 5% per annum. The dividends are not required to be paid until conversion, redemption or until an acquisition of the Company occurs. The Company has the option of paying accrued dividends either in cash or in common shares, based on the conversion price then in effect. During the year ended December 31, 2000, no shares of Series L Convertible Preferred Stock were converted into common shares. As explained below, the Series L convertible preferred shares were converted into Series M convertible preferred shares on December 7, 2000. However, Series L convertible preferred dividends were accrued through December 31, 2000 and were estimated based on the fair value of the number of shares of common stock issuable using the current conversion price and totaled $23,967.

The Series L convertible preferred stock has a liquidation preference of $10,000 per share plus accrued and unpaid dividends and may be redeemed at the Company's option for $12,000 per share plus accrued dividends.

On December 7, 2000 the Company exchanged all outstanding shares of Series L convertible preferred stock for Series M convertible preferred stock.

Series M Convertible Preferred Stock
------------------------------------
On December 7, 2000, the Company issued 162.4 shares of Series M convertible preferred stock in exchange for all the issued and outstanding shares of Series L convertible preferred stock including accrued dividends. Additionally, the Company modified the original warrants issued in connection with the Series L convertible preferred stock, the modified warrants allow the holder to purchase 900,000 shares of common stock at a weighted-average exercise price of $1.375. The placement agent received 12.9 shares of Series M convertible preferred stock and their warrants were modified to allow for the purchase of 200,000 shares of common stock at an exercise price of $1.375. Under the terms of a registration rights agreement the Company agreed to bear the costs of registering the common stock underlying the conversion of the preferred stock and the exercise of the warrants.

The Series M convertible preferred stock became convertible into common stock on the date of issuance and is convertible into the number of shares of common stock determined by dividing its $10,000 stated value per share by the conversion price, computed as the lower of $1.375 per common share or 78% of the average of the three lowest closing bid prices per share in the twenty-trading-day period ending on the day before conversion. Any Series M convertible preferred shares not converted on the third anniversary of the issuance dates will be automatically converted into common stock.

By modifying the terms of the conversion feature, the Series M convertible preferred shareholders received an additional beneficial conversion feature. This modification increased the beneficial conversion feature by $814,862. This amount was recognized as additional paid-in capital during the year ended December 31, 2000.

As stated above, the Company modified the terms of the initial warrants issued with the Series L convertible preferred stock. The modified warrants are exercisable from the dates of issuance through January 2006. The additional value of the warrants on the date modified was $1,002,765. This fair value was determined using the Black_Scholes option pricing model with the following weighted-average assumptions: 5.85% risk_free interest rate, 0% expected dividend yield, 157.4% volatility and 5.0 years estimated life. The increase in the fair value of the warrants was recognized as additional paid-in capital.

Dividends on the Series M convertible preferred stock are cumulative from January 22, 2001 and accrue at the rate of 8% per annum. The dividends are not required to be paid until conversion, redemption or until an acquisition of the Company occurs. The Company has the option of paying accrued dividends either in cash or in common shares, based on the conversion price then in effect.

The holders of Series M convertible preferred stock are entitled to a preference in the event the Company is liquidated. That preference is $10,000 per share, plus accrued and unpaid dividends.

The Series J convertible preferred stock, the Series K convertible preferred stock and the Series M convertible preferred stock are on a parity as to liquidation preferences but junior to the Debentures. Any and all of the remaining assets could be distributed to holders of junior securities (e.g., other shares of preferred stock or common stock), in order of seniority. A merger or acquisition of the Company can only be effected if the holders of the convertible preferred stock maintain their relative rights, preferences and privileges. A transaction that is inconsistent with this provision is prohibited. Holders of convertible preferred stock are not entitled to vote in the election of directors. The vote of holders of three-fourths of the convertible preferred stock outstanding is required, however, to reclassify any of the outstanding securities (e.g., a stock split), to make a distribution with respect to any stock that is junior to the convertible preferred stock (e.g., any dividend to holders of common stock), or to authorize any securities senior to the Series M convertible preferred.

Common Stock
------------
During February 2000, a shareholder exercised options to purchase shares of the Company's common stock. The shareholder exercised
15,000 options at $1.50 per share. Total proceeds from the exercise of the options were $22,500.

In May 2000, warrants for the purchase of 19,427 shares of stock were exercised for cash consideration of $41,000. These warrants were exercised at $2.11 per share. In September 2000, a warrant for the purchase of 2,500 shares of stock was exercised for cash consideration of $5,000, or $2.00 per share.

During the year ended December 31, 2000, the Company issued 292,000 shares of common stock for services. These shares were valued at $977,722 based on the fair market value of the shares on the date of issuance. During the year $689,438 was charged to stock issued for services expense and the remaining $288,284 as of December 31, 2000 has been recorded as deferred compensation and will be expensed when the services are performed.

During the year ended December 31, 2000, the Company issued 12,000 shares of common stock for the settlement of claims. These shares were valued at $97,000 based on the fair market value of the shares on the date of issuance. All amounts were charged to legal expense for the year ended December 31, 2000.

During 2000, certain officers and members of management of the Company exercised 2,180,632 options for the purchase of common stock. The exercises were cash less resulting in a total of 1,847,927 shares of common stock being issued. In December 2000, certain of these officers and members of management rescinded their exercises. Resulting in 893,737 shares of common stock returned to and cancelled by the Company. All the corresponding amounts recorded in common stock and additional paid in capital have been reversed. At December 31, 2000 these options are considered outstanding.

During 1999, the Company issued 75,000 common shares for cash of $150,000. The Company issued 972,500 shares of common stock for services. The services were valued at $1,699,350 of which $1,685,000 was expensed during the year and $14,350 of which were classified as a prepaid expense for services that had yet to be performed at December 31, 1999. This prepaid was expensed in the year ended December 31, 2000.

During 1999, the Company issued 235,377 shares of common stock for a note receivable of $565,440 with a discount of $79,371 on the note. The note receivable was reduced by offsetting $283,434 of notes payable and services of $202,635. The value of the services was determined based upon the trading price of the Company's common stock on the date of issuance. Also, the Company issued 9,303 shares of common stock valued at $31,526 in settlement of a lawsuit and 17,000 shares for exercise of stock options by shareholders for expenses paid by the shareholders. The amount of the expenses paid was

$26,750. The Company converted notes payable and accrued interest valued at $584,227 into 228,322 shares of common stock. The Company also recognized $2,975,309 of compensation expense on stock options issued to employees and non employees during 1999.

On April 1, 1999, the Company purchased Kiss for 1,428,134 shares of common stock. The purchase price, based the fair value of the stock issued, was $3,965,571. On September 30, 1999, the Company purchased Oxford Media for 450,000 shares of the common stock of the Company. The purchase price, based on the fair value of the stock issued, was $720,000.

NOTE 11 -- FORGIVENESS OF DEBT

The Company negotiated reductions in accounts payable during the year ended December 31, 1999. The amount of the debt forgiveness is for the year ended December 31, 1999 was $35,234 and has been accounted for as an extraordinary gain on the accompanying financial statements..

NOTE 12 -- STOCK OPTIONS AND WARRANTS

The Company has issued stock options to employees and consultants under a stock-based compensation plan and under individual contracts. Under the 1999 Stock Incentive Plan, which was approved by the shareholders in November 1999, the Company may grant options to its employees and consultants for up to 3,000,000 shares of common stock. Under the 1998 Stock Option Plan, options may be granted to employees and consultants for up to 600,000 common shares. Options were also granted in exchange for options outstanding under stock option plans of Innovus and Kiss in connection with their purchases. The exercise price of each option under the plans and the individual contracts have generally been below the market price of the Company's stock on the date of grant. Options generally vest from immediately to over three years and are exercisable for up to five to ten years.

In July 2000, the Company issued options to purchase 2,160,000 shares of common stock at an exercise price of $3.63 per share. These options were issued under the 1999 Stock Incentive Plan to officers, directors and employees of the Company.

In November 2000, the Company issued options to purchase 500,000 shares of common stock at an exercise price of $1.30 to its new chief financial officer. Subsequent to year end, the Company's chief financial officer resigned the position and the corresponding options were forfeited.

Options Granted to Employees and Consultants -- A summary of the status of the Company's stock options as of December 31, 2000 and 1999 and changes during the years then ended are presented below:

                                                       Options Outstanding
                                       --------------------------------------------------
                                                 2000                      1999
                                       ------------------------  ------------------------
                                                     Weighted-                Weighted-
                                                     Average                   Average
                                                     Exercise                  Exercise
                                         Shares       Price        Shares       Price
                                       -----------  -----------  -----------  -----------
Outstanding at beginning of year         2,863,434    $    1.18    1,221,675    $    1.45
  Granted                                2,540,000         2.90    2,078,187         1.00
  Forfeited                               (156,053)        1.49     (419,428)        1.05
  Exercised                             (1,260,326)        1.00      (17,000)        1.57
                                       -----------               -----------
Outstanding at end of year               3,987,055         2.52    2,863,434         1.18
                                       ===========               ===========
Options exercisable at end of year       3,025,803         2.63    2,376,416         1.20
                                       ===========               ===========
Weighted-average fair value of
 options granted during year           $      3.19               $      0.90
                                       ===========               ===========

The following table summarizes information about stock options outstanding at December 31, 2000:

                                     Outstanding                            Exercisable
                      ---------------------------------------------  ----------------------------
                                   Weighted-Average
        Range of        Number        Remaining    Weighted-Average    Number    Weighted-Average
     Exercise Prices  Outstanding  Contractual Life  Exercise Price  Exercisable  Exercise Price
     ---------------  -----------  ----------------  --------------  -----------  ---------------
      $  0.25-0.50         81,900     7.32 years        $  0.25           81,900      $ 0.25
         0.90-1.30      1,661,500     6.87                 1.07        1,071,499        0.97
         1.50-2.00         88,750     1.09                 1.82           88,750        1.82
         2.11-3.00        104,905     7.08                 2.30          104,905        2.30
           3.63         2,040,000     9.57                 3.63        1,668,749        3.63
       42.50-45.00         10,000     0.50                43.75           10,000       43.75
                      -----------                                    -----------
      $ 0.25-45.00      3,987,055     8.12                 2.52        3,025,803        2.63
                      ===========                                    ===========

The Company measures compensation under stock-based options and plans using the intrinsic value method prescribed in Accounting Principles Board Opinion 25, Accounting for Stock Issued to Employees, and related interpretations. Compensation relating to the options granted to employees is being recognized over the vesting period of the options. Stock-based compensation charged to operations was $211,548 and $1,716,020 and for the years ended December 31, 2000 and 1999, respectively. At December 31, 2000, future amounts remaining to be amortized in connection with options granted to employees were $115,774, this amount has been included in the deferred compensation account.

Had compensation cost for the Company's options been determined based on the fair value at the grant dates consistent with the alternative method set forth under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, net loss and loss per share would have increased to the pro forma amounts indicated below for the years ended December 31, 2000 and 1999:

                                             Years Ended December 31,
                                             ------------------------
                                                 2000         1999
                                             ------------  -----------
     Net Loss
       As reported                           $(24,042,383) $(8,677,493)
       Pro forma                              (30,576,273)  (9,952,812)

     Basic and Diluted Loss per Share
       As reported                           $      (2.49) $     (0.97)
       Pro forma                                    (2.61)       (1.24)

The fair value of each option granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 2000 and 1999; dividend yield of 0% and 0%; expected volatility of 161% and 131%; risk-free interest rate of 5.86% and 4.7% and expected life of the options of 10 years and 9.87 years, respectively.

Options and Warrants Granted to Non-Employees

During the year ended December 31, 2000, the Company issued options under a consulting agreement for 150,000 shares of common stock at $7.75 per share, vesting quarterly over a year; issued warrants under service agreements for 240,000 shares at exercise prices from $2.00 per share to $9.50 per share, see Note 8 for additional information on these two agreements.

In connection with the convertible promissory notes, the Company issued warrants for 75,000 shares of common stock at exercise prices from $3.50 to $4.50.

During the year ended December 31, 2000, the Company's legal counsel purchased the rights to 75,000 fully paid warrants for $15,000. These warrants vest on January 1, 2001 and expire on December 31, 2005. The warrants were valued at $102,660 and were expensed during the year ended December 31, 2000.

During the year ended December 31, 1999 , the Company granted 350,000 warrants to a member of the Board of Directors as compensation for services. The Company granted an additional 100,000 warrants to the same director in October 1999. The warrants are exercisable at $1.00 per share. Subsequent to the year end December 31, 2000, the Company reduced the exercise price on these warrants to $0.50. This modification resulted in $37,845 of additional compensation. This additional compensation was recorded in the year ended December 31, 2000.

During the year ended December 31, 1999, the Company granted options to third-parties exercisable at $1.25 per share as compensation for services. During September 1999, the Company granted 350,000 warrants to a member of the Board of Directors as compensation for services. The Company granted an additional 100,000 warrants to the same director in October 1999. The warrants are exercisable at $1.00 per share.

The options and warrants are exercisable for periods from five to ten years. The options and warrants are summarized as follows:

                                                       Options Outstanding
                                       --------------------------------------------------
                                                 2000                      1999
                                       ------------------------  ------------------------
                                                     Weighted-                Weighted-
                                                     Average                   Average
                                                     Exercise                  Exercise
                                         Shares       Price        Shares       Price
                                       -----------  -----------  -----------  -----------
Outstanding at beginning of year           900,000     $ 1.13              -     $    -
  Granted                                1,540,000       2.07        900,000       1.13
  Cancelled                             (1,000,000)      0.07              -          -
  Exercised                                      -          -              -          -
                                       -----------               -----------
Outstanding at end of year               1,440,000       2.83        900,000       1.13
                                       -----------               -----------
Options exercisable at end of year       1,290,000       2.70        800,000       1.14
                                       ===========               ===========
Weighted-average fair value of
 options granted during year           $      9.47               $      1.57
                                       ===========               ===========

The following table summarizes information about non-employee stock options outstanding at December 31, 2000:

                                     Outstanding                            Exercisable
                      ---------------------------------------------  ----------------------------
                                   Weighted-Average
        Range of        Number        Remaining    Weighted-Average    Number    Weighted-Average
     Exercise Prices  Outstanding  Contractual Life  Exercise Price  Exercisable  Exercise Price
     ---------------  -----------  ----------------  --------------  -----------  ---------------
      $    0.01           75,000       5.00 years        $ 0.01               --     $
       1.00 - 1.25       900,000       4.93                1.04          900,000       1.04
           2.00           40,000       4.62                2.00           40,000       2.00
       3.50 - 4.50        75,000       4.70                3.83           75,000       3.83
       6.50 - 9.50       350,000       3.09                7.89          275,000       7.93
                      ----------                                     -----------
      $ 0.01- 9.50     1,440,000       4.47                2.83        1,290,000       2.70
                      ==========                                     ===========

Compensation from non-employee options and warrants was determined based on the fair value at the grant dates consistent with the method set forth under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation. The fair value of each option or warrant granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yield of 0%; underlying common stock value $7.41; expected life of the options 3 years; expected volatility 160.3% and risk-free interest rate 6.49%. Compensation relating to the options and warrants is being recognized over their vesting periods. Stock-based compensation charged to operations for non-employees was $2,042,740 and $1,259,288 for the years ended December 31, 2000 and 1999, respectively.

NOTE 13 -- SUBSEQUENT EVENT

Subsequent to year end, the Company entered into several agreements to sell a total of 692,177 shares of its common stock for $270,000.